UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 13, 2011

RADIANT LOGISTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2011, the board of directors (the “Board”) of Radiant Logistics, Inc. (the “Company,” “we” or “us”) amended and restated the bylaws of the Company.  A description of the provisions amended (other than certain immaterial technical changes) is provided below. This description is a summary of the amendments and is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.

Number of Directors

Section 2 of Article II of the Amended and Restated Bylaws (the “A/R Bylaws”) provides that, subject to certain exceptions, the number of directors of the Company shall be fixed from time to time by a vote of the majority of the members of the Board.  The Company’s prior bylaws (the “Prior Bylaws”) contained a substantially similar provision, provided that the number of directors could not exceed eight.

Adjournment of Shareholders Meeting

The Prior Bylaws allowed an adjournment of a shareholders meeting in which a quorum was not present, without notice of such adjournment other than an announcement at the meeting, and provided that at such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The A/R Bylaws contain a similar provision, but they also require the Company to provide notice to the shareholders of the adjourned meeting if the adjournment is for more than thirty days or if a new record date is fixed for the adjourned meeting.

Revised Advance Notice Requirements

Both the Prior Bylaws and the A/R Bylaws contain advance notice requirements that shareholders must follow in order to nominate persons for election as directors at an annual meeting of shareholders or to propose any other business at the annual meeting.

Nomination of Directors

Section 3 of Article III of the Prior Bylaws sets forth the procedures in which a shareholder could nominate persons for election as directors.  The Prior Bylaws state that a shareholder must provide notice of the nominee to the Company at least 90 days prior to the anniversary date of the previous meeting of shareholders called for the election of directors.  The notice must set forth (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the shareholder is a holder of record of the stock of the Company entitled to vote at the annual meeting and who intends to appear in person or by proxy at the annual meeting to nominate the person or persons set forth in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee or any other person pursuant to which the nominations are to be made by the shareholder, (iv) such other information regarding each nominee proposed by the shareholder as would be required to be disclosed under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (v) the consent of each nominee to serve as a director of the Company if so elected, and (vi) the class and number of shares of stock of the Company that are beneficially owned by the shareholder on the date of the notice and, to the extent known, by any other shareholders supporting the nominees on the date of the notice.

The Prior Bylaws also provide for a five day cure period in which a shareholder may provide additional information to the Company if the Board determines that the shareholder notice was deficient.

Section 6 of Article II of the A/R Bylaws contain shareholder nomination requirements that, while substantially similar to the requirements set forth in the Prior Bylaws, contain some differences, particularly with respect to the contents of the shareholder’s notice and the date in which it must be received by the Company.  In order to nominate a director, a shareholder must provide notice to the Company not less than 60 and not greater than 90 days prior to the annual meeting, provided that if less than 70 days prior notice of the meeting is given to shareholders, the notice by the shareholder will be timely if received by the Company not later than the close of business on the tenth day following the day in which the notice of the date of the meeting was mailed to the shareholders or publicly disclosed.  As to the nominee, the notice must include (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of stock of the Company that are beneficially owned by such nominee, and (iv) any information required by Regulation 14A of the Exchange Act. As to the shareholder giving the notice, the notice must provide (i) the name and record address of such shareholder, and (ii) the class and number of shares of stock of the Company that are beneficially owned by such shareholder.  In addition, while the A/R bylaws provide that the Board may reject any notice that does not comply with the requirements set forth in the A/R Bylaws, there is no cure period in which a shareholder may provide additional information as set forth in the Prior Bylaws.

Other Proposed Business

The Prior Bylaws and A/R Bylaws both state that in order for business to be properly brought by a shareholder before a shareholders meeting, the shareholder must provide timely notice.  In the Prior Bylaws, to be timely, notice must be received by the Company not later than the close of business on the fifteenth day following the day in which the notice of the meeting was mailed or publicly disclosed to the shareholders, whichever first occurs.  To be timely under the A/R Bylaws, the notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting, provided that in the event less than 60 days prior notice of the date of the meeting is given to shareholders, notice by the shareholder must be received no later than the close of business on the tenth day following the day in which such notice of the date of the meeting was mailed or publicly disclosed to the shareholders.

Annual Meeting of Directors

The Prior Bylaws required the Board to hold an annual meeting each year immediately after the annual meeting of shareholders.  The A/R Bylaws do not contain this requirement.

Special Meetings of Directors

Under the Prior Bylaws, special meetings of the Board could be called by the President of the Company or any one director.  Under the A/R Bylaws, special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer of the Company, or any two directors.

Quorum

Both the Prior Bylaws and the A/R Bylaws provide that a majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board.  However, the A/R Bylaws further provide that once a quorum for the transaction of business has been established at any meeting of the Board, it may not be broken by the departure of any director or directors.

Director Compensation

Section 14 of Article II of the A/R Bylaws provides that the Board shall have the authority to fix the compensation of directors for services to the Company in any capacity.  The Prior Bylaws expressly state that the directors shall receive no compensation for their service as directors.

Officer Positions

The Prior Bylaws provide that the officers of the Company shall be a President, a Treasurer and a Secretary, and in the discretion of the Board, one or more Vice Presidents.  The A/R Bylaws expanded the officer positions to include a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board.  The A/R Bylaws also allow the Board to keep any officer position vacant for any period of time that it may deem advisable unless otherwise required by Delaware law.  In addition, the A/R Bylaws allow the Chief Executive Officer of the Company to create such other offices as he or she deems desirable and to elect the persons to the offices so created, provided that such persons so elected by the Chief Executive Officer, if any, shall serve at the pleasure of the Board.

Claims for Indemnification Expenses

Both the A/R Bylaws and the Prior Bylaws provide for indemnification of any officer, director, employee and agent of the Company in connection with any actions commenced against such person related to his or her position as an officer, director, employee or agent of the Company.  The Prior Bylaws provide that if any such indemnified person is not paid in full by the Company in connection with an indemnification claim within thirty days after a written request has been received by the Company, the claimant may seek recovery from a court for such unpaid amount and related expenses.  The A/R Bylaws have a similar provision, except that the period in which the Company has to pay has been extended from thirty days to sixty days.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

No.	Description
3.1	Amended and Restated Bylaws of Radiant Logistics, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: July 19, 2011	By:	/s/ Bohn H. Crain
Bohn Crain
Chief Executive Officer